SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

SURREY BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	0000-50313	59-3772016
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 North Renfro Street,
Mount Airy, NC		27030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (336) 783-3900

Not Applicable

(Former name of former address, if changed since last report

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported on Form 8-K, at the annual meeting of shareholders of Surrey Bancorp (the “Corporation”) held on April 25, 2013, the shareholders selected, by a significant majority of the votes cast, to submit a non-binding proposal to approve executive compensation (“Say-on-Pay Proposal”) to a vote of the shareholders every three years, as recommended by the Corporation’s Board of Directors.

At its meeting on August 20, 2013, the Corporation’s Board of Directors considered the shareholder vote on the frequency of conducting a Say-on-Pay Proposal. The Board of Directors determined that it intends to submit a Say-on-Pay Proposal to a vote of its shareholders every three years until the next required vote by the shareholders on the frequency of conducting a Say-on- Proposal (the 2019 annual meeting of shareholders).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURREY BANCORP

Date: August 21, 2013	By:	/s/ Mark H. Towe
Mark H. Towe, Chief Financial Officer